8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 8, 2005

Fleet Credit Card Funding Trust

on behalf of

Fleet Credit Card Master Trust II

(Formerly ADVANTA Credit Card Master Trust II)

(Exact name of registrant as specified in its charter)

Delaware	Reg. No. 333-73728-01 and 333-73728-02	23-3101310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 North Wakefield Drive
Newark, Delaware, 19702
(Address of principal executive offices)

Registrant's telephone number including area code: 302-266-5004

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 8, 2005, Fleet Credit Card Funding Trust, as transferor, Bank of America, National Association (USA) (as successor to Fleet Bank (RI), National Association), as servicer, and Deutsche Bank Trust Company Americas, as trustee, entered into Amendment No. 2 ("the Amendment") to the Amended and Restated Pooling and Servicing Agreement referred to therein. The Amendment is dated as of November 9, 2005.

Item 9.01 - Financial Statements and Exhibits

(d) EXHIBITS:

99.

Amendment No. 2, dated as of November 9, 2005, to Amended and Restated Pooling and Servicing Agreement, dated as of January 1, 2002, and as amended by Amendment No. 1 thereto, dated as of April 1, 2002, between Bank of America, National Association (USA) (as successor by merger to Fleet Bank (RI), National Association), a national banking association, as servicer; Fleet Credit Card Funding Trust, a Delaware business trust, as transferor; and Deutsche Bank Trust Company Americas, as trustee

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fleet Credit Card Funding Trust on behalf of Fleet Credit Card Master Trust II By: /s/ Jon Hayes Name: Jon Hayes Title: Vice President Date: December 8, 2005

EXHIBIT INDEX

Exhibit		Sequential Page Number
99.	Amendment No. 2, dated as of November 9, 2005, to Amended and Restated Pooling and Servicing Agreement, dated as of January 1, 2002, and as amended by Amendment No. 1 thereto, dated as of April 1, 2002, between Bank of America, National Association (USA) (as successor by merger to Fleet Bank (RI), National Association), a national banking association, as servicer; Fleet Credit Card Funding Trust, a Delaware business trust, as transferor; and Deutsche Bank Trust Company Americas, as trustee	4